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                                                                   Exhibit 10.19

TECHNOLOGY FINANCE                            FINOVA
                                                  FINANCIAL INNOVATORS

                                                      FINOVA CAPITAL CORPORATION
                                                      TECHNOLOGY FINANCE

                                                      10 WATERSIDE DRIVE
                                                      FARMINGTON, CT 06032

                                                      TEL 860 676-1918
                                                      FAX 860 676-1814


January 14, 2000


Mr. Ken Vines
Chief Financial Officer
Triton Network Systems, Inc.
8529 Southpark Circle
Orlando, FL 32819

Dear Mr. Vines

FINOVA Capital Corporation ("we", "us", "our", "Lessor" or "Lender") is pleased to enter into the following transaction ("Credit Facility") with Triton Network Systems, Inc. ("you", "Lessee" or "Borrower") on the terms and conditions hereinafter set forth.

LOAN COMMITMENT

The outline of this Loan Commitment is as follows:

Borrower:                           Triton Network Systems, Inc.

Lender:                             FINOVA Capital Corporation

Term of Loans:                      Each Loan shall have a term until payment in
                                    full of forty-nine (49) consecutive months from the thirtieth day of the month coincident with or (as the case may be) the month next following the making of the Loan.

Facility:                           A $5,000,000 line of credit. Subject to the
                                    terms of the Loan Documents (as herein
                                    defined), we will from time to time make loans to you under the Facility (each, a "Loan" and collectively, the "Loans"). Once a Loan is made, it cannot be reborrowed.
                                    Each Loan shall be evidenced by a separate promissory note in form and substance satisfactory to Lender.

Purpose of Loans:                   For the acquisition of new production
                                    equipment, environmental chambers, office furniture, tenant improvements and software.
                                    Lender will finance soft costs in amounts not in excess of twenty (20%) percent of the aggregate principal amount of the Loans outstanding at any time. Such soft costs to include, but not be limited to delivery, installation, sales tax, software and tenant improvements. All items financed with the proceeds of the Loan are subject to final review and acceptance by the Lender.

Loan Term Commencement:             Upon delivery of the Equipment or upon each
                                    completion of deliveries of items of
                                    equipment with aggregate cost of not less than $100,000.00, but no later than 3 months after delivery.




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                                                        FINOVA
                                                           FINANCIAL INNOVATORS

Collateral:                         The due payment and performance of all of
                                    Borrower's present and future obligations to Lender shall be secured by a first perfected lien on and security interest in all items financed with the proceeds of a Loan, and all replacements, substitutions, accessions and additions thereto, and all proceeds thereof (including, without limitation, proceeds of insurance). Each Loan shall be cross collateralized.

Collateral Location:                8529 Southpark Circle, Orlando, Florida
                                    32819; 8337 Southpark Circle, Orlando, FL
                                    32819; 8403 Southpark Circle, Orlando, FL
                                    32819

Anticipated Delivery:               November 30, 1999 through December 1, 2000.

Closing Date:                       The date on which all conditions to a Loan
                                    are satisfied by the Borrower and the Loan proceeds are disbursed to the Borrower or to other Persons at the Borrower's direction.
                                    Each Loan shall have a principal amount of not less than $100,000 secured by all Collateral. No Closing Dates shall occur after December 1, 2000.

Monthly Payments:                   Each Loan shall be paid in forty-nine (49)
                                    consecutive installments of principal and interest. Each of the first twelve (12)
                                    Monthly Payments shall be in an amount equal to 2.28% of the principal amount of the Loan and the next thirty-six (36) Monthly
                                    Payments shall be in an amount equal to
                                    2.60% of the principal amount of the Loan and the final forty-ninth (49th) Monthly
                                    Payment shall be in an amount equal to ten
                                    (10%) percent of the principal amount of the Loan. All payments are payable in advance and the first Monthly Payment applicable to a Loan shall be payable on the Closing Date of such Loan and shall be withheld by the Lender from the Loan proceeds disbursed by the Lender.

Adjustment to Monthly Payments:     If, on the second business day preceding the
                                    Closing Date for each Loan the highest yield for the four-year U. S. Treasury Notes as published in The Wall Street Journal on such date is greater or less than the yield as published on November 15, 1999, the Monthly
                                    Payments shall be increased or decreased
                                    (point for point) to reflect such change in the yield. The yield as of November 15, 1999 was 6.01%. As of the Closing Date, the Monthly Payments with respect to the applicable Loan being made shall be fixed for the entire Term.

Interim Payments:                   If the date we make the Loan to you is not
                                    the thirtieth (30th) or the thirty-first
                                    (31st) day of the month, you will pay, on the thirtieth (30th) day of the month in which we make the Loan to you, interest only, at the applicable adjusted interest rate, from the date we make the Loan to you to the twenty-ninth (29th) day of the same month. If the date we make the Loan to you is the thirty-first (31st), you will pay interest at the applicable adjusted interest rate, from the date we make the Loan to you to the twenty-nineth (29th) day of the next following month. The interim payment (as well as the first Monthly Payment) shall be payable on the Closing Date and shall be withheld by the Lender from the Loan proceeds disbursed by the Lender.




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                                                        FINOVA
                                                           FINANCIAL INNOVATORS

Insurance:                          Borrower shall, at its own expense, maintain
                                    and deliver evidence to Lender of such
                                    insurance required by lender, written by insurers and in amounts satisfactory to Lender.

Loan Provisions and Covenants:      All documentation shall be prepared and
                                    reviewed by us or our counsel and shall be in form and substance satisfactory to us and our counsel in our own counsel's sole and absolute discretion, and shall include, without limitation, a promissory note (and related schedule) for each Loan, a master loan and security agreement, environmental certificate and indemnity agreement, opinion of outside counsel, financing statements, releases, waivers and consents (including, but not limited to, landlord's and mortgagee's waivers), corporate resolutions and incumbencies, insurance letter, insurance certificates and copies of insurance policies, and such other documents as we and our counsel deem appropriate in our or their sole discretion
                                    (collectively, the "Loan Documents"). The
                                    Loan Documents contemplated hereby shall contain such conditions, representations, warranties, covenants, events of default
                                    (including, without limitation, cross
                                    default provisions), remedies, and other terms and provisions as are customarily required by lenders in transactions of this type or as the parties shall agree.

Fees and Expenses:                  The borrower shall be responsible for the
                                    Lender's reasonable fees and expenses in connection with the transaction, including the fees and expenses of counsel to prepare and review the documentation.

Commitment Fee:                     With the acceptance of this Commitment by
                                    the Borrower, a Commitment Fee of $25,000 shall be then due the Lender. The
                                    Application Fee of $25,000 previously paid, by the Borrower shall be applied to the Commitment Fee. The Commitment Fee (at our discretion, less any fees and expenses) shall be applied on a pro rata basis based on the amount of each Loan in proportion to the total Facility to the second Monthly
                                    Loan Payment of each Loan.

Survival:                           This Commitment Letter shall survive
                                    closing. However, if there is any conflict between the terms and conditions of the master loan and security agreement (or schedules) and those of this Commitment
                                    Letter, the master loan and security
                                    Agreement (or schedules) shall control.

This Commitment and the Closing of each Loan contemplated herein are subject amongst other things, to receipt by us, in form and substance satisfactory to us and our counsel, at or prior to Closing, of:

         (i) all documentation and other requirements set forth herein including but not limited to the Loan Documents and other requirements set forth herein and as may be required by our counsel; and




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                                                        FINOVA
                                                           FINANCIAL INNOVATORS

         (ii) our receipt, in form and substance satisfactory to us, of all financial and credit information requested by us, which reflects no material adverse change in your condition, business, financial or otherwise; and

         (iii) evidence that the Collateral is owned by you, free and clear of all liens and encumbrances; and

         (iv) evidence of such insurance required by us, written by insurers and in amounts satisfactory to us; and

         (v) such opinions of your outside counsel, certificates, waivers, releases, Uniform Commercial Code Financing Statements, due diligence searches, and further documents as may be required by us or our counsel; and

         (vi) evidence that no payment is past due to the Lender from the Borrower, whether as a borrower, a lessee, a guarantor or in some other capacity and that there be no default under any agreement, instrument or document between the Lender and the Borrower (including, without limitation, the Loan Documents); and

         (vii) evidence that the Borrower is in compliance with the provisions of this Commitment; and

         (viii) our receipt of Lender's standard year 2000 compliance questionnaire, duly completed by Borrower, and Borrower's answers thereto shall be satisfactory to Lender; and

         (ix) our receipt of evidence satisfactory to us, in our sole discretion that the subject transaction is environmentally acceptable. We shall have the right to require you to retain the services of a firm acceptable to us and knowledgeable in environmental matters to perform environmental investigations of the Collateral and real property owned, operated or occupied by your (including, without limitation, the Collateral Location) and the surrounding areas. Such investigation may include, but not be limited to, soil and ground water testing to fully identify the scope of any environmental issues impacting the transaction (including Phase I and/or Phase II environmental reports). The scope and results of such investigations must be satisfactory to us, in our sole discretion.

LEASE COMMITMENT

The outline of this Lease Commitment is as follows:

Lessee:                             Triton Network Systems, Inc.

Lessor:                             FINOVA Capital Corporation

Equipment:                          Servers, personal computers, including Intel
                                    based personal computers purchased from
                                    Digital Computer Integration, Corp., PBX's and engineering software. All Equipment shall be new and is subject to review and acceptance by Lessor.




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                                                        FINOVA
                                                           FINANCIAL INNOVATORS

Credit Line:                        $4,000,000 line of credit for Equipment.
                                    Lessor will finance soft costs in amounts not in excess of twenty (20%) percent of the aggregate principal amount of the Lease outstanding at any time. Such soft costs to include, but not be limited to delivery, installation, sales tax, software and tenant improvements. All items financed with the proceeds of the Lease are subject to final review and acceptance by the Lessor.

Equipment Location:                 8529 Southpark Circle, Orlando, FL 32819

Anticipated Delivery:               November 30, 1999 through December 1, 2000

Lease Term Commencement:            Upon delivery of the Equipment or upon each
                                    completion of deliveries of items of
                                    Equipment with aggregate cost of not less than $100,000.00, but no later than 3 months after delivery.

Closing Date:                       The date on which all conditions to a
                                    Schedule (as hereinafter defined) are
                                    satisfied by the Lessee and Lessor makes payment for the Equipment covered under each Schedule to the Master Lease (each a
                                    "Schedule" and collectively the "Schedules") with an aggregate cost of not less than $100,000, but no later than December 1, 2000.

Term: From each Closing Date until 36 months from the 30th day of the month coincident with or (as the case may be) the month next following such Closing Date.

Monthly Rent:                       Monthly Rent equal to 3.248% of Equipment
                                    Cost subject to adjustment shall be payable monthly in advance. The first Monthly Rent
                                    Payment is due upon signing such Schedule.

Adjustment to Monthly
Rent Payments:                      If, on the second business day preceding the
                                    Closing Date for each Schedule, the highest yield for three-year U.S. Treasury Notes as published in The Wall Street Journal on such date is greater or less than the yield as published on November 15, 1995, the Monthly Rent Payments shall be increased or decreased (point for point) to reflect such change in the yield. The yield as of November 15, 1999 was 5.91%. As of the
                                    Closing Date, the Monthly Rent Payments
                                    shall be fixed for the entire Term of such Schedule.

Interim Rent:                       Interim Rent shall accrue from each Closing
                                    Date until the 29th day of the month (27th day of the month in the case of February) unless the Closing Date is on the 30th or 31st day of a month. If the Closing Date is the 31st day of a month, Interim Rent shall accrue until the 29th day of the next following month. If the Closing Date is the 30th day of a month, there shall be no Interim Rent. Interim Rent shall be at the daily equivalent of the currently adjusted
                                    Monthly Rent Payment.




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                                                        FINOVA
                                                           FINANCIAL INNOVATORS

Lease End Option:                   Upon giving Lessor 120 days prior written
                                    notice, Lessee may: terminate the Lease
                                    Schedule and return the Equipment to Lessor;
                                    extend for a term not less than 120 days; or purchase all (but all not less than all) the equipment at Lease-end expiration for Fair
                                    Market Value.

Automatic Renewal:                  If such written notice is not given, the
                                    Initial Term shall be automatically extended for a term of 90 days, and continue thereafter on a month to month term at the same monthly rent unless and until terminated by the lessee giving the required
                                    120 days notice.


Net Lease:                          The Lease shall be a net-net-net lease
                                    containing the usual provisions in the
                                    Lessor's lease agreements and such other or different provisions that are agreed to by the parties. The Lessee shall be responsible for maintenance, insurance, taxes, and all other costs and expenses.

Taxes: Sales or use taxes shall be added to the Equipment Cost or collected on the gross rentals, as appropriate.

Insurance:                          Lessee shall, at its own expense, maintain
                                    and deliver evidence to Lessor of such
                                    insurance required by Lessor, written by insurers and in amounts satisfactory to Lessor.

Lease Provisions and Covenants:     All documentation shall be prepared and
                                    reviewed by us or our counsel and shall be in form and substance satisfactory to us and our counsel in our and our counsel's sole and absolute discretion, and shall include, without limitation, a schedule, a master lease agreement, environmental certificate and indemnity agreement, option of outside counsel, financing statements, releases, waivers and consents (including, but not limited to, Landlord's and mortgagee's waivers), corporate resolutions and incumbencies, insurance letter, insurance certificates and copies of insurance policies, and such other documents as we and our counsel deem appropriate in our or their sole discretion (collectively, the "Lease Documents"). The Lease Documents contemplated hereby shall contain such conditions, representations, warranties, covenants, events of default (including, without limitation, cross default provisions), remedies, and other terms and provisions as are customarily required by lessors in transactions of this type or as the parties shall agree.

Fees and Expenses:                  The Lessee shall be responsible for the
                                    Lessor's fees and expenses in connection with the transaction, including the expenses of counsel to prepare and review the documentation.




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                                                        FINOVA
                                                           FINANCIAL INNOVATORS

Commitment Fee:                     Without the acceptance of this Commitment by
                                    Lessee, a nonrefundable Commitment Fee of $12,500 shall be then due to the Lessor. The
                                    $12,500 Application Fee, previously paid shall be applied to the Commitment Fee. The
                                    Commitment Fee (at our discretion, less any fees and expenses) shall be applied on a pro rata basis based on the amount of each
                                    Schedule in proportion to the total Credit
                                    Line to the second Monthly Rent Payment of each Schedule.

Survival:                           This Commitment Letter shall survive
                                    closing. However, if there is any conflict between the terms and conditions of the Master Lease Agreement and Schedules and those of this Commitment Letter, the Master
                                    Lease Agreement and Schedules shall control.

This Commitment and the Closing of each Schedule contemplated herein are subject, amongst other things, to receipt by us, in form and substance satisfactory to use and our counsel, at or prior to Closing, of:

         (i) all documentation and other requirements set forth herein including but not limited to the Lease Documents and other requirements set forth herein and as may be required by our counsel; and

         (ii) our receipt, in form and substance satisfactory to us, of all financial and credit information requested by us, which reflects no material adverse change in your condition, business, financial or otherwise; and

         (iii) evidence that the Equipment is free and clear of all liens and encumbrances; and

         (iv) evidence of such insurance required by us, written by insurers and in amounts satisfactory to us; and

         (v) such options of your outside counsel, certificates, waivers, releases, Uniform Commercial Code Financing Statements, due diligence searches, and further documents as may be required by us or our counsel; and

         (vi) evidence that no payment is past due to the Lessor from the Lessee, whether as a borrower, a lessee, a guarantor or in some other capacity and that there be no default under any agreement, instrument or document between the Lessor and the Lessee (including, without limitation, the Lease Documents); and

         (vii) evidence that the Lessee is in compliance with the provisions of this Commitment; and

         (viii) our receipt of Lessor's standard year 2000 compliance questionnaire, duly completed by Lessee, and Lessee's answers thereto shall be satisfactory to Lessor; and




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         (ix)     our receipt of evidence satisfactory to us, in our sole
                  discretion that the subject transaction is environmentally acceptable. We shall have the right to require you to retain the services of a firm acceptable to us and knowledgeable in environmental matters to perform environmental investigations of the Equipment and real property owned, operated or occupied by you (including, without limitation, the Equipment Location) and the surrounding areas. Such investigation may include, but not be limited to, soil and ground water testing to fully identify the scope of any environmental issues impacting the transaction (including Phase I and/or Phase II environmental reports). The scope and results of such investigations must be satisfactory to us, in our sole discretion.

CONDITIONS APPLICABLE TO THE ENTIRE CREDIT FACILITY

Additional Covenants:               There shall be no actual threatened conflict
                                    with, or violation of, any regulatory
                                    statute, standard or rule relating to you, your present or future operations, or the Collateral/Equipment.

                                    All information supplied by the you shall be correct and shall not omit any statement necessary to make the information supplied not be misleading. There shall be no material breach of the representations and warranties given by you in the Loan/Lease Agreements. The representations shall include that the Cost of each item of the Collateral/Equipment does not exceed the fair and usual price for like quantity purchases of such item.

                                    You, as Lessee, shall not be responsible for any failure of suppliers or manufacturers of Equipment or their distributors to perform their obligations to the Lessor or the Lessee. The master loan/lease agreements shall also contain the following covenant.

                                    Financial Reporting. During the period of the Commitment and the Term of the Credit Facility, you shall deliver to us or cause to be delivered to us your quarterly financial statements within 45 days following the end of each respective fiscal quarter and annual financial statements within 90 days following the end of each respective fiscal year. All annual financial statements shall be prepared in accordance with generally accepted accounting principles ("GAAAP") and be audited by a reputable firm of certified public accountants acceptable to us, and shall be accompanied by a certificate executed by such certified public accountants to the effect that you have complied with all covenants contained in the Loan/Lease Documents and there are no events of default thereunder ("Compliance Certificate"). All quarterly financial statements may be internally prepared in accordance with GAAP, and accompanied by a Compliance Certificate executed by the your chief financial officer.




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                                                        FINOVA
                                                           FINANCIAL INNOVATORS

                                    Conditions Precedent.
                                    1. Satisfactory review by FINOVA of the
                                    expiry dates of essential patents.

                                    2. Upon completion of documentation and
                                    subject to collateral/equipment eligibility, you may draw up to a total of $7,000,000 under either the Loan or Lease Facility, but in no event more than the amount of the Loan or Lease Facility. The remaining $2,000,000 may be drawn, under either the Loan or Lease Facility, upon completion of an Initial Public Offering of at least $70,000,000 and subject to documentation and collateral/ equipment eligibility, but in no event more than the amount of the remaining balance available under the Loan or Lease Facility.

Warrant Coverage:                   In consideration for this Commitment by the
                                    us, you shall grant to us prior to the
                                    initial Closing Date, warrants to purchase shares of your common stock at an amount equal to 4% of the available Credit
                                    Facility. The exercise price shall be 90% of the price used in your upcoming Initial
                                    Public Offering. In the event that the
                                    company is sold in a manner other than an Initial Public Offering, the exercise price would be the price of the most current equity offering. The warrants shall be exercisable from their date of grant until the close of business seven years from the date of grant. The warrants shall contain
                                    (a) piggyback registration rights, subject to customary underwriter cutbacks or eliminations without adverse discrimination, (b) not less than 45 days advance notice and opportunity to exercise in the event of an initial public offering
                                    ("IPO") or merger, (c) antidilution
                                    protection and nondiscriminatory liquidation rights, (d) cashless exercise (conversion) provisions, and (e) a one time right at any time subsequent to an IPO in conjunction with other holders of registration rights granted by you to cause a registration for public offering at the your expense.

In addition to all other conditions and requirements set forth herein, this Commitment and the closing of each Loan/Schedule contemplated hereunder shall be subject, in our sole judgment, that there be no material adverse change in your financial, business or other condition. This Commitment is not assignable without our prior written consent. We reserve the right to cancel this Commitment in the event you or any of your officers, employees, agents or representatives has made any misrepresentation to us or has withheld any information from us with regard to the transaction contemplated hereby.

As used in this Commitment, the terms "satisfactory to us" or "acceptable to us" or "satisfactory to our counsel" or "acceptable to our counsel" or terms of similar import mean satisfactory or acceptable to us or our counsel in our or its sole judgment and discretion.

This Commitment and the Loan/Lease Documents shall be governed by the laws of the State of Arizona. Any dispute arising under this Commitment shall be litigated by you only in any federal or state court located in the State of Arizona, or any state court located in Maricopa County, Arizona; and you hereby irrevocably submit to the personal jurisdiction of such courts and waive any objection that may exist as to venue or convenience of such forums. Nothing contained herein shall preclude us from commencing any action in any court having jurisdiction thereof.




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                                                        FINOVA
                                                           FINANCIAL INNOVATORS

In the event that the Loans/Schedules do not close prior to July 1, 2000 because of your failure to satisfy the conditions for the closing, or because of a material adverse change in your financial, business or other condition, this Commitment shall terminate and we shall have no liability to you and we shall retain, as earned, the Comittment Fee.

In the event we fail to complete this transaction and such failure is not because of your inability to satisfy all the conditions for closing or a material adverse change in your financial, business or other condition, our liability shall be limited to a return of the Commitment Fee, less Fees and Expenses due hereunder.

Please execute the copy of this letter acknowledging your acceptance of the terms hereof and return it to us. If a copy of this Commitment is not executed and returned by you on or before January 24, 1999, this Commitment shall be deemed withdrawn.


                                             Sincerely,

                                             FINOVA CAPITAL CORPORATION

                                             By /s/ Dannion C. McGary
                                             --------------------------
                                                    Dannion C. McGary
                                                    Vice President

Accepted this 20 day of January, 2000

TRITON NETWORK SYSTEMS, INC.

By: /s/ Ken Vines
-------------------------------
        Ken Vines
        Chief Financial Officer














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